UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 12, 2016

LA QUINTA HOLDINGS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36412	90-1032961
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

909 Hidden Ridge, Suite 600, Irving, Texas 75038

(Address of Principal Executive Offices) (Zip Code)

(214) 492-6600

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 12, 2016, La Quinta Holdings Inc. (“La Quinta” or the “Company”) appointed John W. Cantele to serve as the Company’s Executive Vice President and Chief Operating Officer effective April 25, 2016. Mr. Cantele will succeed Angelo J. Lombardi, who stepped down from his position as Executive Vice President and Chief Operating Officer by mutual agreement with the Company effective April 14, 2016. Mr. Lombardi will act as a consultant to the Company for two months following his resignation as Mr. Cantele transitions into his role with the Company.

Appointment of Mr. Cantele as Executive Vice President and Chief Operating Officer

Mr. Cantele will succeed Mr. Lombardi as the Company’s Executive Vice President and Chief Operating Officer, effective April 25, 2016. Mr. Cantele, 55, was most recently Global Head, Select Hotels at the Hyatt Hotel Corporation, where he had served since 2011. In his role as Global Head, Select Hotels, Mr. Cantele managed Hyatt’s owned select service hotels, oversaw Hyatt’s franchised hotels operating under the Hyatt House, Hyatt Place and Summerfield Suites brands and was responsible for corporate operations, sales, revenue management and product design. At Hyatt, he also served in the roles of Senior VP, Select Hotels and Senior VP, Hyatt Summerfield Suites/Hyatt House. Prior to that, from 2000 to 2011, Mr. Cantele served as Senior VP of Operations/Partner at LodgeWorks Hotel Corporation. Beginning in 1988, Mr. Cantele served first as General Manager/Director of Sales, Multi-Property and then as VP of Operations of Summerfield Suites Hotels. He remained with Summerfield Suites Hotels through its acquisition by Wyndham International, Inc., where he continued in the role of VP of Operations from 1998 to 2000. Mr. Cantele graduated from the University of Wisconsin at Stout with a B.S. in hospitality management.

In connection with his appointment as Executive Vice President and Chief Operating Officer, the Company entered into an Offer Letter with Mr. Cantele, dated April 13, 2016 (the “Offer Letter”). The Offer Letter provides that Mr. Cantele will be the Company’s Executive Vice President and Chief Operating Officer with the following compensation and benefits: (i) an annual base salary of $475,000, subject to increase (but not decrease); (ii) an annual bonus opportunity with a target amount equal to 100% of his base salary, with the actual bonus amount based upon achievement of Company and individual performance targets established by the Compensation Committee of the Board (the “Compensation Committee”) for the fiscal year to which the bonus relates; provided that, the annual bonus for the 2016 fiscal year will be pro-rated to reflect Mr. Cantele’s partial year of service; (iii) eligibility to receive annual grants under the Company’s long-term incentive program in amounts and in a form determined by the Compensation Committee; provided that, for the 2016 fiscal year, Mr. Cantele’s long-term incentive award will have a target value of $900,000; (iv) a one-time grant of restricted stock with a grant date target value equal to $250,000 and which vests on the first anniversary of the date of grant; (v) a one-time grant of restricted stock with a grant date target value equal to $200,000 and which vests on the third anniversary of the date of grant; and (vi) in connection with Mr. Cantele’s relocation to Texas, benefits under the Company’s Corporate Vice President & Above relocation policy.

The foregoing summary description of the terms of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the Offer Letter, which is filed as Exhibit 10.1 hereto.

Other than the Offer Letter described above, there are no arrangements or understandings between Mr. Cantele and any other person pursuant to which he was selected as the Company’s Executive Vice President and Chief Operating Officer. There are no family relationships between Mr. Cantele and any director or executive officer of the Company. Mr. Cantele is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K.

Departure of Mr. Lombardi

In connection with Mr. Lombardi’s departure, the Company entered into a Separation, Consulting and Release Agreement, dated effective as of April 14, 2016 (the “Separation and Consulting Agreement”), with Mr. Lombardi. Pursuant to the Separation and Consulting Agreement, subject to non-revocation of a general release and waiver of claims in favor of the Company, Mr. Lombardi will be entitled to the following:

•	an aggregate severance payment equal to $940,000, representing one times the sum of Mr. Lombardi’s base salary and annual target bonus, which will be paid in substantially equal installments over the 12-month period following the date of Mr. Lombardi’s departure (such date, the “Departure Date”);

•	a payment equal to $36,153.85, representing the 160 hours of vacation time for 2016 that Mr. Lombardi accrued but did not use prior to or on the Departure Date; and

•	treatment, for purposes of Mr. Lombardi’s participation in the Company’s 2014 Omnibus Incentive Plan, as amended from time to time (the “Plan”), of Mr. Lombardi’s departure as a termination by the Company without “Cause” or by Mr. Lombardi for “Good Reason,” which will result in the acceleration of vesting of 65,309 shares of the Company’s common stock in respect of outstanding restricted stock awards and no shares of the Company’s common stock in respect of outstanding performance share unit awards.

The Separation and Consulting Agreement further provides that, effective as of the Departure Date, and through the date that is two months following the Departure Date, Mr. Lombardi will serve as a consultant to the Company. Mr. Lombardi will be paid a monthly consulting fee equal to $40,000 in connection with providing consulting services to the Company.

The Separation and Consulting Agreement also contains restrictive covenants, including a non-competition covenant and non-solicitation covenant, each with a six-month duration, and a non-disparagement covenant. In addition, the Separation and Consulting Agreement contains certain rights of indemnification.

The foregoing summary description of the terms of the Separation and Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation and Consulting Agreement, which is filed as Exhibit 10.2 hereto.

The Company expects to incur a charge of approximately $1.7 million related to Mr. Lombardi’s departure.

Item 7.01	Regulation FD Disclosure

A press release announcing the departure of Angelo J. Lombardi, the Company’s Executive Vice President and Chief Operating Officer, and the appointment of John W. Cantele as his successor is furnished as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description

10.1	Offer Letter, dated April 13, 2016, between La Quinta Holdings Inc. and John Cantele

10.2	Separation and Consulting Agreement, dated effective as of April 14, 2016, between La Quinta Holdings Inc. and Angelo Lombardi

99.1	Press Release, dated April 14, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LA QUINTA HOLDINGS INC.
(Registrant)

By:	/s/ Mark M. Chloupek
Name: Mark M. Chloupek
Title: Executive Vice President and General Counsel

Date: April 14, 2016

EXHIBIT INDEX

Exhibit Number	Description

10.1	Offer Letter, dated April 13, 2016, between La Quinta Holdings Inc. and John Cantele

10.2	Separation and Consulting Agreement, dated effective as of April 14, 2016, between La Quinta Holdings Inc. and Angelo Lombardi

99.1	Press Release, dated April 14, 2016